Exhibit 23.3







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated July 25, 1996 on the financial statements of SOUTH WESTERN ELECTRICITY plc AND SUBSIDIARIES (Predecessor Company) and the related financial statement schedules included in this registration statement.


/s/Arthur Andersen
Arthur Andersen



Bristol, England
July 25, 1996